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                            PARTICIPATION AGREEMENT

                                 BY AND AMONG

                      RIVERSOURCE LIFE INSURANCE COMPANY,

                  RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

                                      AND

                         RIVERSOURCE DISTRIBUTORS, INC

THIS PARTICIPATION AGREEMENT ("Agreement") is made and entered into as of January 1, 2007 by and among the following parties:

         o RIVERSOURCE LIFE INSURANCE COMPANY ("RSLIC"), organized under the laws of the State of Minnesota, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

         o RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK ("RSLICNY"), organized under the laws of the State of New York, on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

each of RSLIC AND RSLICNY hereinafter also referred to as a "Company"; and

         o RIVERSOURCE DISTRIBUTORS, INC. ("Distributor"), organized under the laws of the State of Delaware.

         WHEREAS, each Company currently offers or may in the future offer to the public certain qualified and nonqualified variable annuity contracts and variable life insurance policies (each a "Contract" and collectively, the "Contracts"), which each Company has registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, each Company wishes to offer as investment options under the Contracts certain subaccounts of the Accounts each investing in shares of designated Portfolios and classes of the RiverSource Variable Portfolio Funds, namely, RiverSource Variable Portfolio-Income Series, Inc., RiverSource Variable Portfolio-Investment Series, Inc., RiverSource Variable Portfolio-Managed Series, Inc., RiverSource Variable Portfolio-Money Market Series, Inc., and RiverSource Variable Portfolio-Partners Series, Inc., (each series a "Fund" of mutual fund shares registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and collectively, the "Funds"); and

         WHEREAS, the Funds have designated the Distributor as the principal underwriter for the Funds pursuant to a Distribution Agreement ("Distribution Agreement"); and

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         WHEREAS, the Distributor is registered with the Securities and
Exchange Commission ("SEC") as a securities broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, the Distributor is authorized under the Distribution Agreement to enter into written agreements for the purchase of Fund shares by affiliated and unaffiliated insurance companies that have separate accounts allocated for investment in the Funds on terms and conditions consistent with the Distribution Agreement;

         WHEREAS, on the terms and conditions hereinafter set forth the Distributor desires to make shares of the series and classes of the Funds designated by each Company and agreed to by the Distributor available for purchase by the Accounts of each Company, which Accounts shall be the shareholder of record of the Funds, for and on behalf of owners of Contracts under which the designated series and classes of the Fund are available as investment options under the Contracts;

         NOW, THEREFORE, each Company and the Distributor agrees as follows:

         1.       SALE OF FUND SHARES.

         1.1 The Distributor, in accordance with the terms and conditions of the Distribution Agreement and the Plan and Agreement of Distribution, agrees to make available for purchase by the Accounts of each Company (as listed in Schedule A) shares of the Portfolios of the Funds (as listed in Schedule B) for the investment of purchase payments and contract values under the Contracts which are allocated by the owners of the Contracts to subaccounts of the Accounts investing in Portfolios of the Funds.

         1.2 The Distributor agrees to sell shares of the Portfolios of each Fund which each Company orders for its Accounts, executing such orders on a daily basis in accordance with each Fund's then current Prospectus. For purposes of this Section 1.2, receipt by Distributor (or another designee of the Fund) of such orders from Company and receipt by the Distributor (or another designee of the Fund) shall constitute receipt by Fund; provided that the Distributor or other designee of the Fund receives notice of such order by 9:30 a.m. Central Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which each Fund calculates its net asset value pursuant to the rules of the SEC.

         1.3 The Distributor (or another designee of the Fund) agrees to redeem for cash, on Company's request, any full or fractional shares of each Fund held by Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.3, receipt by the Distributor (or another designee of the Fund) of requests for redemption from a Company and receipt by the Distributor or other designee of the Fund shall constitute receipt by the Fund; provided that Fund receives notice of such request for redemption by 9:30 a.m. Central time on the next following Business Day.

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         1.4      The Distributor (or another designee of the Fund) shall
furnish, on or before the ex-dividend date, notice to Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Funds. Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. The Distributor (or another designee of the Fund) shall notify each Company of the number of shares so issued as payment of such dividends and distributions. Each Company reserves the right to revoke this election by written notice to the Distributor (or another designee of the Fund).

         1.5 The Distributor (or another designee of the Fund) shall make the net asset value per share for the selected Portfolio(s) available to each Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. Central time. If Distributor (or another designee of the Fund) provides a Company with materially incorrect share net asset value information through no fault of the Company, then the Company on behalf of its Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information shall be reported by the Distributor (or another designee of the Fund) to the Company promptly upon discovery of the material error. In the event that such material error is the result of the Fund's (or its designee's) gross negligence, the Fund or its designee shall also be responsible for any of Company's administrative or other costs or losses incurred in correcting the values of the affected Contracts.

         1.6 At the end of each Business Day, each Company shall use the information described in Section 1.5 to calculate Account unit values for the day. Using these unit values, each Company shall process each such Business Day's Account transactions based on requests and premiums received by it by the time as of which the Fund calculates its share price as disclosed in the current prospectus for the Fund to determine the net dollar amount of Fund shares which shall be purchased or redeemed at that day's closing net asset value per share. The net share purchase or redemption orders so determined shall be transmitted to the Distributor (or another designee of the Fund) by each Company by 9:30 a.m. Central Time on the Business Day next following Company's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

         If a Company's order requests the net purchase of Fund shares, the Company shall pay for such purchase on the day the order is actually transmitted by the Company in accordance with the instructions of the Distributor (or another designee of the Fund). If a Company's order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Distributor (or another designee of the Fund) shall pay the redemption proceeds to the Company on or before the seventh business day after receipt of notice of redemption in proper form, except as provided for in Part Three, Section (2) of the Distribution Agreement and Section 1.7 of this Agreement.

         1.7 Notwithstanding Section 1.6, the Funds reserve the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.

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         1.8      The Distributor agrees that shares of the Funds will be sold only to the separate accounts of affiliated and unaffiliated insurance companies ("Participating Insurance Companies") and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of
Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. The Distributor will not sell shares of the Funds to the general public.

         1.9 Each Fund and the Distributor may refuse to sell shares of any Portfolio to any person. Each Fund may suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors of a Fund, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

         2.       REPRESENTATIONS AND WARRANTIES.

         2.1 Each Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the state under which it is organized as set forth on the first page of this Agreement and that each Account has been legally and validly established under applicable state laws.

         2.2 Each Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act and will cause each Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

         2.3 Each Company represents and warrants that the Contracts will be registered under the 1933 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts and that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

         2.4 Each Company represents and warrants that the Contracts are designed to be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will take reasonable steps to maintain such treatment and that it will notify each affected Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 The Distributor represents and warrants that all shares of the Funds offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and that each Fund shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Distributor represents and warrants that each Fund shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Distributor represents and warrants that each Fund shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement.

         2.6 The Distributor represents and warrants that each Fund currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the

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rules and regulations thereunder, including without limitation Treasury
Regulation 1.817-5 (or any successor or similar provision), and will notify each affected Company immediately upon having a reasonable basis for believing any Fund or Portfolio thereof has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify such Fund or Portfolio thereof to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5 (or any successor or similar provision).

         2.7 The Distributor represents and warrants that each Portfolio of each Fund invested in by an Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provision) and will notify each affected Company immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.

         2.8 The Distributor represents and warrants that each Fund's directors, officers and employees dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.9 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

         2.10 Each Company represents and warrants that all orders for the purchase and sale of each Fund's shares submitted to Distributor (or another designee of the Fund)(or counted by a Company in submitting a net order under
Section 1.6 of this Agreement) for execution at a price determined in accordance with the Fund's current Prospectus, will have been received in good order by the Company prior to the time as of which the Fund calculates its net asset value on that Business Day, as disclosed in the prospectus for the pertinent Portfolio (the "trading deadline"), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of Company as described under Rule 6e-2, paragraph (b)(12)(ii) and Rule 6e-3(T), paragraph (b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).

         2.11 Each Company will cooperate with the Distributor's reasonable requests as principal underwriter for the Funds in taking steps to deter and detect short-term trading and other abusive trading practices by any Contract owner. Subject to applicable law and the terms of each Contract, Company will provide the Distributor (or another designee of the Funds) promptly upon request:

         o the Taxpayer Identification Number of all Contract owners that purchased, redeemed, transferred, or exchanged subaccounts investing in shares of a Fund held under a Contract; and,

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         o        the amount and dates of such Contract owners' purchases,
                  redemptions, transfers and exchanges in subaccounts investing in shares of a Fund held under a Contract.

Each Company will execute any instructions from the Distributor or other designee of a Fund to restrict or prohibit further purchases, transfers or exchanges in subaccounts available under the Contract which invest in shares of the Fund by any Contract owner who has been identified by the Distributor or other designee of the Fund, as having engaged in transactions that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

         2.12 The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

         2.13 Each Company will certify annually (or more frequently if so requested by the Distributor, any Fund or any designee of a Fund) to the Distributor, the Fund or its designee, as the case may be, that the Company is in compliance with Sections 2.11 and 2.12 above.

         3. ADMINISTRATIVE SERVICES. Each Company shall be solely responsible for providing all administrative services for its Contract owners. Each Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved, and will otherwise comply with all laws, rules and regulations applicable to the marketing of the Contracts and the provision of administrative services to its Contract owners.

         4.       PROSPECTUS AND PROXY MATERIALS.

         4.1 The Funds or their designee shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of Fund. The Funds or their designee shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 4.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         4.2 The Distributor will provide each Company with the following Fund (or individual Portfolio) documents, and any supplements thereto:

                  (i) prospectuses and statements of additional information;

                  (ii)     annual and semi-annual reports; and

                  (iii) proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).

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         4.3      In the event any Fund initiates (i) a reorganization of the
Fund as defined by Section 2 of the 1940 Act, or (ii) a change in the name of the Fund or a Portfolio, the Fund or its designee shall reimburse each Company for its internal and out-of-pocket costs associated with the aforementioned actions. Each Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Fund or its designee with acceptable documentation of any such costs incurred.

         4.4 The Distributor will provide written instruction to all Participating Insurance Companies each time the Fund amends or supplements its current prospectus or statement of additional information directing the Participating Insurance Companies as to whether the amendment or supplement is to be provided (a) immediately to existing Contract owners who have Contract value allocated to a subaccount investing in a Portfolio or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws.

         5.       COMPENSATION AND EXPENSES.

         5.1 The Distributor will pay no fee or other compensation to any Company under this Agreement.

         5.2 All expenses incident to performance by a Company of its duties under this Agreement, including but not limited to, the cost of providing the administrative services to Contract owners, shall be paid by the Company.

         6.       ADDITIONAL COVENANTS AND AGREEMENTS.

         6.1 Each Company and its employees or agents will not give any information or advice, or make any representations or statements on behalf of or concerning the Distributor or the Funds, in connection with the sale of the Contracts unless based upon information or representations contained in the Fund's registration statement, as such registration statement may be amended or supplemented from time to time, or in reports or proxy statements of the Funds, or in published reports for the Funds that are published in reputable financial publications or approved by Distributor (or another designee of the Funds) for distribution, or in sales literature or other material provided by Distributor (or another designee of the Funds).

         6.2 The Distributor will not give any information or make any representations or statements on behalf of any Company or concerning any Company, its Accounts, or its Contracts unless based upon information or representations contained in the registration statement for the Contracts, as such registration statement may be amended or supplemented from time to time, or in reports for the Contracts, or in published reports for the Accounts or the Contracts that are published in reputable financial publications or are approved by the Company for distribution, or in sales literature or other material provided by the Company.

         7.       INDEMNITY.

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         7.1      The Distributor agrees to indemnify and hold harmless each
Company and each person, if any, who controls the Company within the meaning of the 1933 Act, and any officers, directors, employees, agents, and affiliates of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including reasonable legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses (i) result from a breach by the Distributor (or any designee of the Funds performing or failing to perform such duties) of a material provision of this Agreement, including the incorrect calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any prospectus of the Funds or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Distributor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Distributor shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company performing its obligations under this Agreement.

         7.2 Each Company agrees to indemnify and hold harmless the Distributor and the Funds and each person, if any, who controls the Distributor or the Funds within the meaning of the 1933 Act, and their respective officers, directors, employees, agents, and affiliates of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses (i) result from a breach by a Company of a material provision of this Agreement or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of a Company or in a registration statement or any prospectus of a Company regarding the Contracts or the Account if any, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations of a Company or its agents (other than statements or representations contained in the prospectuses or sales literature of the Funds), with respect to the sale and distribution of Contracts for which the Funds' shares serve as the underlying investments. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of Distributor, the Funds or a designee of the Funds in performing their obligations under this Agreement.

         7.3 Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other

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expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         7.4 If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

         8.       POTENTIAL CONFLICTS.

         8.1 Each Company has received and hereby acknowledges receipt of a copy of the amended and restated Notice of Application for Exemption (the "Application") as set forth in Schedule C to this Agreement filed by the Funds (then known as AXP Variable Portfolio-Income Series, Inc., AXP Variable Portfolio-Investment Series, Inc., AXP Variable Portfolio-Managed Series, Inc., AXP Variable Portfolio-Money Market Series, Inc., and AXP Variable Portfolio-Partners Series, Inc.) and Ameriprise Financial, Inc. (then known as American Express Financial Corporation), an affiliate of Distributor, with the SEC on June 16, 2004, and the order issued by the SEC in response thereto (the "Mixed and Shared Funding Exemptive Order"). Each Company has reviewed the conditions to the requested relief set forth in the Application. As set forth in the Application, the Board of Directors of each Fund (each a "Board" and collectively the "Boards") will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in Funds. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (vi) a decision by an insurer to disregard the voting instructions of contract owners.

         8.2 Each Company will promptly report any potential or existing conflicts of which it is aware to the applicable Board. This includes, but is not limited to, an obligation by each Company to immediately inform the applicable Board whenever Contract owner voting instructions will be disregarded. Each Company will assist each Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order. No less than annually, each Company shall submit to each Board such reports, materials or data (collectively "Materials") as it may request so that each Board may fully carry out its obligations as described in the Application and the Mixed and Shared Funding Exemptive Order. Any Board may request any Company to provide the Materials more frequently than annually, in which case, the Company receiving the request shall promptly provide the Materials to the Board which has requested the Materials.

         8.3 If a majority of a Board or a majority of its independent Directors determines that a material irreconcilable conflict exists, each affected Company, at its expense and to the extent reasonably

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practicable (as determined by a majority of the Board's independent
Directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of its Accounts from the Fund or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio or Fund or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of a Company's decision to disregard Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Fund, to withdraw its Accounts' investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract owners. For the purposes of this Section 8.3, a majority of the independent members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will any Fund be required to establish a new funding medium for any Contract. Further, no Company shall be required by this Section 8.3 to establish a new funding medium for any Contract if any offer to do so has been declined by a vote of a majority of Contract owners materially affected by the irreconcilable material conflict.

         8.4 A Board's determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to each affected Company.

         9.       VOTING.

         9.1 Each Company will provide pass-through voting privileges to its Contract owners so long as the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges for Contract owners. Accordingly, each Company, where applicable, will vote shares of each Fund held by its Accounts in a manner consistent with voting instructions timely received from its Contract owners. Each Company shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

         9.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Mixed and Shared Funding Exemptive Order, then each affected Fund and/or each affected Company, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

         10.      TERM; TERMINATION.

         10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         10.2 This Agreement shall terminate in accordance with the following provisions:

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                  (a)      At the option of a Company or the Distributor at
                           any time from the date hereof upon 90 days' notice, unless a shorter time is agreed to by the parties;

                  (b) At the option of a Company, if a Fund's shares are not reasonably available to meet the requirements of the Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Distributor makes available a sufficient number of shares to reasonably meet the requirements of the Contracts within said ten-day period;

                  (c) At the option of a Company, upon the institution of formal proceedings against a Fund by the SEC, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company's reasonable judgment, materially impair the Fund's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company to the Distributor with said termination to be effective upon receipt of notice;

                  (d) At the option of the Distributor, upon the institution of formal proceedings against a Company by the SEC, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Distributor's reasonable judgment, materially impair a Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Distributor to the Company with said termination to be effective upon receipt of notice;

                  (e) At the option of a Company, in the event a Fund's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. Termination shall be effective immediately upon notice to the Distributor;

                  (f) At the option of the Distributor if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Distributor reasonably believes that the Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

                  (g) At the option of a Company, upon the Distributor's breach or a Fund's breach (or a breach by any designee of a Fund) of any material provision of this Agreement, which breach has not been cured to the satisfaction of Company within ten days after written notice of such breach is delivered to the Distributor;

                  (h) At the option of the Distributor, upon a Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the

                           Distributor within ten days after written notice of such breach is delivered to the Company;

                  (i) At the option of the Distributor, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon notice to the affected Company;

                  (j) At the option of a Company in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any Portfolio may fail to so qualify. Termination shall be effective immediately upon notice to the Distributor;

                  (k) At the option of a Company in the event that any Portfolio fails to meet the diversification requirements specified in Section 2.6 hereof or if the Company reasonably believes that any Portfolio may fail to meet such diversification requirements. Termination shall be effective immediately upon notice to the Distributor;

         10.3 Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Distributor shall, at the option of a Company, continue to make available additional Fund shares, as provided below, for so long as the Company desires pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if a Company elects to make additional Fund shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in a Fund, redeem investments in a Fund and/or invest in a Fund upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section
10.2 hereof, the Company, as promptly as is practicable under the circumstances, shall notify the Distributor whether the Company elects to continue to make the Fund's shares available after such termination. If the Fund's shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

         10.4 Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, no Company shall redeem the shares attributable to its Contracts (as opposed to the shares attributable to Company's assets held in the Accounts or invested directly), and no Company shall prevent its Contract owners from allocating payments to a Portfolio that was otherwise available under its Contracts, until thirty (30) days after the Company shall have notified the affected Fund of its intention to do so.

         11. NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

         TO A COMPANY:

         RiverSource Life Insurance Company
         RiverSource Life Insurance Co. of New York
         1765 Ameriprise Financial Center
         Minneapolis, Minnesota 55474
         Attention: Vice President-Fund Relationships

         WITH A COPY TO:

         General Counsel
         RiverSource Life Insurance Company
         General Counsel
         RiverSource Life Insurance Co. of New York
         52 Ameriprise Financial Center
         Minneapolis, MN 55474

         TO THE DISTRIBUTOR OR TO A FUND:

         RiverSource Distributors, Inc.
         52 Ameriprise Financial Center
         Minneapolis, Minnesota 55474
         Attention: President, RiverSource Distributors, Inc.

         WITH A COPY TO:

         General Counsel
         RiverSource Distributors, Inc.
         52 Ameriprise Financial Center
         Minneapolis, MN 55474

Any notice, demand or other communication given in a manner prescribed in this
Section 11 shall be deemed to have been delivered on receipt.

         12. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         13. GOVERNING LAW. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         14. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart.

         16. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         17.      CUSTOMER PRIVACY AND CONFIDENTIAL INFORMATION.
Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions of this Agreement:

                  (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of a Company and its subsidiaries, affiliates and licensees (collectively, the "Protected Parties" for purposes of this Section
                           17), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived thereon.

                  (b) The Distributor will not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided under this Agreement; the Distributor agrees to cause all its employees, agents and representatives, or any other party to whom any of them may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

                  (c) The Distributor acknowledges that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with a Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

                  (d) The Distributor agrees to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; the Distributor further agrees to cause its agents, representatives or subcontractors, or any other party to whom any of them may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 17.

                  (e) The Distributor acknowledges that any breach of the agreements in this Section 17 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. The provisions contained in this Section 17 will survive any termination of this Agreement.

         18. ACCESS TO BOOKS AND RECORDS. Each party to this Agreement agrees to cooperate with each other party and all appropriate government authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities' reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party agrees to permit the other party or the appropriate governmental authority to make copies of portions of its books and records that relate to the party's performance of its duties under this Agreement and which are the subject matter of the investigation or inquiry.

         19. FUND ASSETS. The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund. No Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund. No director, officer or agent shall be personally liable for such debt, obligation or liability of any Fund.

         20. FORM OF AGREEMENT. Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall constitute a separate participation agreement with each Company.

         21. AMENDMENT. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

         22. ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


RIVERSOURCE DISTRIBUTORS, INC.           RIVERSOURCE LIFE INSURANCE COMPANY
                                         RIVERSOURCE LIFE INSURANCE CO.
                                         OF NEW YORK

By: /s/ Mark E. Schwarzmann              By: /s/ Pat H. Carey
   ------------------------------------     ------------------------------------
Name:   President                        Name:   Vice President-Fund
                                                 Relationships of each Company

                                  Schedule A

Separate Accounts of RSLIC:

RiverSourse Account F
RiverSource Variable Account 10
RiverSource Variable Annuity Fund A
RiverSource Variable Annuity Fund B
RiverSource Variable Annuity Account 1
RiverSource Variable Annuity Account
RiverSource Variable Life Account
RiverSource Account SBS
RiverSource Variable Account for Smith Barney
RiverSource Variable Life Separate Account

Separate Accounts of RSLICNY:

RiverSource of New York Variable Annuity Account 1
RiverSource of New York Variable Annuity Account 2
RiverSource of New York Account 4
RiverSource of New York Variable Annuity Account
RiverSource of New York Account SBS
RiverSource of New York Account 8
RiverSource of New York Account 7

                                  SCHEDULE B

RSLIC AND RSLICNY:

All Portfolios of RIVERSOURCE VARIABLE PORTFOLIO - INCOME SERIES, INC. as set forth in the registration statement of the Fund (File No. 2-73113) on the effective date of this agreement and as thereafter may be amended from time to time.

All Portfolios of RIVERSOURCE VARIABLE PORTFOLIO - INVESTMENT SERIES, INC. as set forth in the registration statement of the Fund (File No. 2-73115) on the effective date of this agreement and as thereafter may be amended from time to time.

All Portfolios of RIVERSOURCE VARIABLE PORTFOLIO - MANAGED SERIES, INC. as set forth in the registration statement of the Fund (File No. 2-96367) on the effective date of this agreement and as thereafter may be amended from time to time.

All Portfolios of RIVERSOURCE VARIABLE PORTFOLIO - MONEY MARKET SERIES, INC. as set forth in the registration statement of the Fund (File No. 2-72584) on the effective date of this agreement and as thereafter may be amended from time to time.

All Portfolios of RIVERSOURCE VARIABLE PORTFOLIO - PARTNERS SERIES, INC. as set forth in the registration statement of the Fund (File No. 333-61346) on the effective date of this agreement and as thereafter may be amended from time to time.

RSLIC:

All Portfolios of RIVERSOURCE VARIABLE PORTFOLIO - SELECT SERIES, INC. as set forth in the registration statement of the Fund (File No. 333-113780) on the effective date of this agreement and as thereafter may be amended from time to time.

                                  SCHEDULE C

                      NOTICE OF APPLICATION FOR EXEMPTION

S.E.C. Release No. 26468

                       *1 Investment Company Act of 1940

          AXP VARIABLE PORTFOLIO FUNDS, ET AL., NOTICE OF APPLICATION
                              File No. 812-13088
                                 June 16, 2004

  Agency: The Securities and Exchange Commission ("SEC" or the "Commission").

  Action: Notice of Application for Exemption under Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act"), for an exemption from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.

  Applicants: AXP Variable Portfolio-Income Series, Inc., AXP Variable Portfolio-Investment Series, Inc., AXP Variable Portfolio-Managed Series, Inc., AXP Variable Portfolio-Money Market Series, Inc., AXP Variable Portfolio-Partners Series, Inc., AXP Variable Portfolio-Select Series, Inc. (the "AXP VP Funds") and American Express Financial Corporation ("AEFC") (collectively, the "Applicants").

  Summary of Application: Applicants seek an order pursuant to Section 6(c) of the 1940 Act exempting certain life insurance companies and their separate accounts that currently invest or may hereafter invest in the AXP VP Funds (and, to the extent necessary, any investment adviser, principal underwriter and depositor of such an account) from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder, to the extent necessary to permit shares of the AXP VP Funds and shares of any other existing or future investment company that is designed to fund insurance products and for which AEFC or any of its affiliates may serve in the future as investment adviser, investment manager, subadviser, principal underwriter, sponsor or administrator (the "Future Funds") (the AXP VP Funds together with the Future Funds being hereinafter referred to individually as a "Fund" and collectively as the "Funds"), or to permit shares of any existing or future series of any Fund (individually, a "Portfolio" and collectively, the "Portfolios") to be sold and held by: (a) separate accounts funding variable annuity and variable life insurance contracts (the "Variable Contracts") issued by both affiliated and unaffiliated life insurance companies; (b) qualified pension and retirement plans (the "Qualified Plans") outside of the separate account context; (c) separate accounts that are not registered as investment companies under the 1940 Act pursuant to exemptions from registration under Section 3(c) of the 1940 Act; (d) any investment manager to a Portfolio and affiliates thereof that is permitted to hold shares of a Portfolio consistent with the requirements of regulations issued by the Treasury Department (individually, a "Treasury Regulation" and collectively, the "Treasury Regulations"), specifically Treasury Regulation Section 1.817-5
                                          -----------------------------------
(collectively, the "Manager") and (e) any other person permitted to hold shares of the Portfolios pursuant to Treasury Regulation Section 1.817-5 (the
                                     -----------------------------------
"General Accounts").

  *2 Filing Date: The Application was filed on May 17, 2004 and amended and restated on June 14, 2004.

  Hearing or Notification of Hearing: An order granting the application will be issued unless the SEC orders a hearing. Interested persons may request a hearing by writing to the SEC's Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the SEC by 5:30 p.m. on July 8, 2004, and should be accompanied by proof of service on the applicants, in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons may request notification of a hearing by writing to the Commission's Secretary.

  Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549-0609. Applicants: Mary Ellyn Minenko, Esq., Vice President and Group Counsel, American Express Financial Advisors Inc., 50607 AXP Financial Center, Minneapolis, MN 55474 with a copy to Michael S. Fischer, Esq., Halleland Lewis Nilan Sipkins & Johnson, P.A., Pillsbury Center South Suite 600, 220 South Sixth Street, Minneapolis, MN 55402.

  For Further Information Contact: Mark Cowan, Senior Counsel, or Zandra Bailes, Branch Chief, Office of Insurance Products, Division of Investment Management, at (202) 942-0670.

  Supplementary Information: The following is a summary of the application. The complete application may be obtained for a fee from the SEC's Public Reference Branch, 450 Fifth Street, NW, Washington, DC 20549-0102 (telephone
(202) 942- 8090).

Applicants' Representations:

  1. The AXP VP Funds are all Minnesota corporations and are registered as open-end management investment companies under the 1940 Act. AEFC, a Delaware corporation, is registered with the Commission under the Investment Advisers Act of 1940, as amended, (the "Advisers Act") and has served as the investment adviser to the AXP VP Funds since November 1, 2004. Prior to that time, IDS Life Insurance Company, a wholly owned subsidiary of AEFC, served as the investment adviser to the AXP VP Funds while AEFC served as the subadviser. Pursuant to investment subadvisory agreements, AEFC retains both affiliated and unaffiliated subadvisers for certain Portfolios under the AXP VP Funds. Each subadviser is registered as an investment adviser with the Commission under the Advisers Act. The AXP VP Funds currently consist of six open-end management investment companies offering shares of twenty-three Portfolios. Currently, shares of the AXP VP Funds Portfolios are offered solely to separate accounts funding flexible premium variable life insurance policies and variable annuity contracts issued by insurance company affiliates of AEFC.

  2. Shares of the Portfolios may be offered in the future to separate accounts of both affiliated and unaffiliated insurance (each a "Participating Insurance Company" and collectively, the "Participating Insurance Companies") to serve as investment vehicles to fund Variable Contracts. These separate accounts either will be registered as investment companies under the 1940 Act or will be exempt from registration pursuant to exemptions from registration under Section 3 (c) of the 1940 Act (individually, a "Separate Account" and collectively, the "Separate Accounts"). Shares of the Portfolios may also be offered to Qualified Plans, the Manager and General Accounts, including the general account of any life insurance company whose separate account holds, or will hold, shares of the Funds.

  *3 3. The Participating Insurance Companies at the time of their investment in the Funds have established or will establish their own Separate Accounts and design their own Variable Contracts. Each Participating Insurance Company has or will have the legal obligation of satisfying all applicable requirements under both state and federal law. Each Participating Insurance Company, on behalf of its Separate Accounts, has entered or will enter into an agreement with the Funds concerning such Participating Insurance Company's participation in the Portfolios. The role of the Funds under this agreement, insofar as the federal securities laws are applicable, will consist of, among other things, offering shares of the Portfolios to the participating Separate Accounts and complying with any conditions that the Commission may impose upon granting the order requested herein.

Applicants' Legal Analysis:

  1. Applicants seek an order pursuant to Section 6(c) of the 1940 Act exempting certain life insurance companies and their separate accounts that currently invest or may hereafter invest in the AXP VP Funds (and to the extent necessary, any investment adviser, principal underwriter and depositor of such an account) from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the AXP VP Funds and shares of any Future Funds to be sold to and held by: (a) separate accounts funding Variable Contracts issued by both affiliated and unaffiliated life insurance companies;
(b) Qualified Plans outside of the separate account context; (c) separate accounts that are not registered as investment companies under the 1940 Act pursuant to exemptions from registration under Section 3(c) of the 1940 Act;
(d) the Manager; and (e) any General Accounts, including the general account of any life insurance company whose separate account holds, or will hold, shares of the Funds.

  2. In connection with the funding of scheduled premium variable life insurance contracts issued through a separate account registered as a unit investment trust ("UIT") under the 1940 Act, Rule 6e-2(b)(15) provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. The relief provided by Rule 6e-2 is also granted to the investment adviser, principal underwriter and depositor of the separate account. Section 9(a)(2) of the 1940 Act makes it unlawful for any company to serve as an investment adviser or principal underwriter of any UIT if an affiliated person of that company is subject to a disqualification enumerated in Sections 9(a)(1) or (2) of the 1940 Act. Sections 13(a), 15(a) and 15(b) of the 1940 Act have been deemed by the Commission to require "pass-through" voting with respect to an underlying investment company's shares. Rule 6e-2(b)(15) provides that these exemptions apply only where all of the assets of the UIT are shares of management investment companies "which offer their shares exclusively to variable life insurance separate accounts of the life insurer or of any affiliated life insurance company." Therefore, the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium life insurance separate account that owns shares of an underlying fund that also offers its shares to a variable annuity separate account or a flexible premium variable life insurance separate account of the same company or any other affiliated insurance company. The use of a common management investment company as the underlying investment vehicle for both variable annuity and variable life insurance separate accounts of the same life insurance company or of any affiliated life insurance company is referred to herein as "mixed funding."

  *4 3. The relief granted by Rule 6e-2(b)(15) also is not available with respect to a scheduled premium variable life insurance separate account that owns shares of an underlying fund that also offers its shares to separate accounts funding Variable Contracts of one or more unaffiliated life insurance companies. The use of a common management investment company as the underlying investment vehicle for variable annuity and/or variable life insurance separate accounts of unaffiliated life insurance companies is referred to herein as "shared funding."

  4. The relief under Rule 6e-2(b)(15) is available only where shares are offered exclusively to variable life insurance separate accounts of a life insurer or any affiliated life insurance company; additional exemptive relief is necessary if the shares of the Portfolios are also to be sold to Qualified Plans or other eligible holders of shares, as described above. Applicants note that if shares of the Portfolios are sold only to Qualified Plans, exemptive relief under Rule 6e-2 would not be necessary. The relief provided by this section does not relate to Qualified Plans or to a registered investment company's ability to sell its shares to Qualified Plans. The use of a common management investment company as the underlying investment vehicle for variable annuity and variable life separate accounts of affiliated and unaffiliated insurance companies, and for Qualified Plans, is referred to herein as "extended MIXED and SHARED funding."

  5. In connection with flexible premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a UIT, Rule 6e-3(T)(b)(15) provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940. The exemptions granted by Rule 6e-3 (T)(b)(15) are available only where all the assets of the separate account consist of the shares of one or more registered management investment companies that offer to sell their shares "exclusively to separate accounts of the life insurer, or of any affiliated life insurance companies, offering either scheduled contracts or flexible contracts, or both; or which also offer their shares to variable annuity separate accounts of the life insurer or of an affiliated life insurance company or which offer their shares to any such life insurance company in consideration solely for advances made by the life insurer in connection with the operation of the separate account." Therefore, Rule 6e-3(T)(b)(15) permits mixed funding but does not permit shared funding.

  6. The relief under Rule 6e-3(T) is available only where shares are offered exclusively to variable life insurance separate accounts of a life insurance company or any affiliated life insurance company, and additional exemptive relief is necessary if the shares of the Portfolios are also to be sold to Qualified Plans or other eligible holders of shares as described above. Applicants note that if shares of the Portfolios were sold only to Qualified Plans, exemptive relief under Rule 6e-3(T)(b)(15) would not be necessary. The relief provided for under this section does not relate to Qualified Plans or to a registered investment company's ability to sell shares to Qualified Plans.

  *5 7. Applicants maintain, as discussed below, that there is no policy reason for the sale of the Portfolios' shares to Qualified Plans, the Manager or General Accounts to result in a prohibition against, or otherwise limit, a Participating Insurance Company from relying on the relief provided by Rules 6e-2(b)(15) and 6e-3(T)(b)(15). However, because the relief under Rules 6e-2(b)(15) and 6e-3(T)(b)(15) is available only when shares are offered exclusively to separate accounts, additional exemptive relief may be necessary if the shares of the Portfolios are also to be sold to Qualified Plans, the Manger or General Accounts. Applicants therefore request relief in order to have the Participating Insurance Companies enjoy the benefits of the relief granted in Rules 6e-2(b)(15) and 6e-3(T)(b)(15). Applicants note that if the Portfolios' shares were to be sold only to Qualified Plans, the Manger, General Accounts and/or separate accounts funding variable annuity contracts, exemptive relief under Rule 6e-2 and Rule 6e-3(T) would be unnecessary. None of the relief provided for in Rules 6e-2(b)(15) and 6e-3(T)(b)(15) relates to Qualified Plans, the Manager or General Accounts, or to a registered investment company's ability to sell its shares to such purchasers.

  8. Applicants also note that the promulgation of Rules 6e-2(b)(15) and 6e-3(T)(b)(15) preceded the issuance of the Treasury Regulations that made it possible for shares of an investment company portfolio to be held by the trustees of a Qualified Plan, the investment company's investment manager or its affiliates or a General Account without adversely affecting the ability of shares of the same investment company portfolio to also be held by the separate accounts of insurance companies in connection with their variable insurance contracts. Thus, the sale of shares of the same portfolio to separate accounts through which variable insurance contracts are issued and to Qualified Plans, the investment company's investment manager or its affiliates or General Accounts was not contemplated at the time of the adoption of Rules 6e-2(b)(15) and 6e-3(T)(b)(15).

  9. Consistent with the Commission's authority under Section 6(c) of the 1940 Act to grant exemptive orders to a class or classes of persons and transactions, the Application requests relief for the class consisting of insurers and Separate Accounts (and to the extent necessary, investment advisers, principal underwriters, and depositors of such accounts) that will invest in the Portfolios.

  10. Section 9(a)(3) of the 1940 Act provides that it is unlawful for any company to serve as investment adviser or principal underwriter of any registered open-end investment company if an affiliated person of that company is subject to a disqualification enumerated in Sections 9(a)(1) or (2). Rules 6e-2(b)(15)(i) and (ii) and Rules 6e-3(T)(b)(15)(i) and (ii) under the 1940 Act provide exemptions from Section 9(a) under certain circumstances, subject to the limitations discussed above on mixed and shared funding. These exemptions limit the application of the eligibility restrictions to affiliated individuals or companies that directly participate in management of the underlying management investment company.

  *6 11. The partial relief granted in Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act from the requirements of Section 9 of the 1940 Act, in effect, limits the amount of monitoring of an insurance company's personnel that would otherwise be necessary to ensure compliance with Section 9 to that which is appropriate in light of the policy and purposes of Section 9. Those 1940 Act rules recognize that it is not necessary for the protection of investors or the purposes fairly intended by the policy and provisions of the 1940 Act to apply the provisions of Section 9(a) to many individuals in a large insurance complex, most of whom will have no involvement in matters pertaining to investment companies in that organization. The Participating Insurance Companies and Qualified Plans are not expected to play any role in the management or administration of the Funds. Those individuals who participate in the management of the Funds will remain the same regardless of which Separate Accounts or Qualified Plans invest in the Funds. Therefore, applying the monitoring requirements of Section 9(a) of the 1940 Act because of investment by Separate Accounts of other Participating Insurance Companies or Qualified Plans would be unjustified and would not serve any regulatory purpose. Furthermore, the increased monitoring costs could reduce the net rates of return realized by contract owners and Qualified Plan participants.

  12. Moreover, the relief requested should not be affected by the sale of shares of the Portfolios to Qualified Plans, the Manager or General Accounts. Since the Qualified Plans, the Manager and General Accounts are not themselves investment companies, and therefore are not subject to Section 9 of the 1940 Act and will not be deemed affiliates solely by virtue of their shareholdings, no additional relief is necessary.

  13. Rules 6e-2(b)(15)(iii) and 6e-3(T)(b)(15)(iii) under the 1940 Act provide exemptions from the pass-through voting requirement with respect to several significant matters, assuming the limitations on mixed and shared funding are observed. Rules 6e-2(b)(15)(iii)(A) and 6e-3(T)(b)(15)(iii)(A) under the 1940 Act provide that the insurance company may disregard the voting instructions of its contract owners with respect to the investments of an underlying fund, or any contract between such fund and its investment adviser, when required to do so by an insurance regulatory authority (subject to the provision of paragraphs (b)(5)(i) and (b)(7)(ii)(A) of such rules). Rules 6e-2(b)(15)(iii)(B) and 6e-3(T)(b)(15)(iii)(A)(2) under the 1940 Act provide that the insurance company may disregard the voting instructions of its contract owners if the contract owners initiate any change in an underlying portfolio's investment policies, principal underwriter, or any investment adviser (provided that disregarding such voting instructions is reasonable and subject to the other provisions of paragraphs (b)(5)(ii), (b)(7)(ii)(B), and
(b)(7)(ii)(C), respectively, of Rules 6e-2 and 6e-3(T) under the 1940 Act).

  *7 14. Rule 6e-2 under the 1940 Act recognizes that a variable life insurance contract, as an insurance contract, has important elements unique to insurance contracts and is subject to extensive state regulation of insurance. In adopting Rule 6e-2(b)(15)(iii), the Commission expressly recognized that state insurance regulators have authority, pursuant to state insurance laws or regulations, to disapprove or require changes in investment policies, investment advisers, or principal underwriters. The Commission also expressly recognized that state insurance regulators have authority to require an insurance company to draw from its general account to cover costs imposed upon the insurer by a change approved by contract owners over the insurance company's objection. The Commission, therefore, deemed such exemptions necessary "to assure the solvency of the life insurer and performance of its contractual obligations by enabling an insurance regulatory authority or the life insurer to act when certain proposals reasonably could be expected to increase the risks undertaken by the life insurer." In this respect, flexible premium variable life insurance contracts are identical to scheduled premium variable life insurance contracts. Therefore, the corresponding provisions of Rule 6e-3(T) under the 1940 Act undoubtedly were adopted in recognition of the same factors.

  15. Applicants state that the sale of Portfolio shares to Qualified Plans, the Manager and General Accounts will not have any impact on the relief requested herein. With respect to Qualified Plans, which are not registered as investment companies under the 1940 Act, there is no requirement to pass through voting rights to Qualified Plan participants. Indeed, to the contrary, applicable law expressly reserves voting rights associated with Qualified Plan assets to certain specified persons. Under Section 403(a) of ERISA, shares of a portfolio of a fund sold to a Qualified Plan must be held by the trustees of the Qualified Plan. Section 403(a) also provides that the trustees must have exclusive authority and discretion to manage and control the Qualified Plan, with two exceptions: (a) when the Qualified Plan expressly provides that the trustees are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper directions made in accordance with the terms of the Qualified Plan and not contrary to ERISA, and
(b) when the authority to manage, acquire, or dispose of assets of the Qualified Plan is delegated to one or more investment managers pursuant to
Section 402(c)(3) of ERISA. Unless one of the above two exceptions stated in
Section 403(a) applies, a Qualified Plan trustees have the exclusive authority and responsibility for voting proxies.

  16. Where a named fiduciary to a Qualified Plan appoints an investment manager, the investment manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the trustee or the named fiduciary. The Qualified Plans may have their trustees or other fiduciaries exercise voting rights attributable to investment securities held by the Qualified Plans in their discretion. Some of the Qualified Plans, however, may provide for the trustees, an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance with instructions from participants. Similarly, the Manager and General Accounts are not subject to any pass-through voting requirements. Accordingly, unlike the case with insurance company separate accounts, the issue of resolution of material irreconcilable conflicts with respect to voting is not present with Qualified Plans, the Manager or General Accounts.

  *8 17. Where a Qualified Plan does not provide participants with the right to give voting instructions, the trustee or named fiduciary has responsibility to vote the shares held by the Qualified Plan. In this circumstance, the trustee has a fiduciary duty to vote the shares in the best interest of the Qualified Plan participants. Accordingly, even if the Manager were to serve in the capacity of trustee or named fiduciary with voting responsibilities, the Manager would have a fiduciary duty to vote those shares in the best interest of the Qualified Plan participants.

  18. In addition, even if a Qualified Plan were to hold a controlling interest in a Portfolio, Applicants do not believe that such control would disadvantage other investors in such Portfolio to any greater extent than is the case when any institutional shareholder holds a majority of the voting securities of any open-end management investment company. In this regard, Applicants submit that investment in a Portfolio by a Qualified Plan will not create any of the voting complications occasioned by MIXED funding or SHARED funding. Unlike MIXED funding or SHARED funding, Qualified Plan investor voting rights cannot be frustrated by veto rights of insurers or state regulators.

  19. Where a Qualified Plan provides participants with the right to give voting instructions, Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular Qualified Plan, either as a single group or in combination with participants in other Qualified Plans, would vote in a manner that would disadvantage Variable Contract holders. The purchase of SHARES of Portfolios by Qualified Plans that provide voting rights does not present any complications not otherwise occasioned by MIXED or SHARED funding.

  20. The prohibitions on MIXED and SHARED funding might reflect concern regarding possible different investment motivations among investors. When Rule 6e-2 under the 1940 Act was first adopted, variable annuity separate could invest in mutual funds whose SHARES were also offered to the general public. Therefore, the Commission staff contemplated underlying funds with public shareholders, as well as with variable life insurance separate account shareholders. The Commission staff may have been concerned with the potentially different investment motivations of public shareholders and variable life insurance contract owners. There also may have been some concern with respect to the problems of permitting a state insurance regulatory authority to affect the operations of a publicly available mutual fund and to affect the investment decisions of public shareholders.

  21. For reasons unrelated to the 1940 Act, however, Internal Revenue Service
                                                      ------------------------
Revenue Ruling 81-225 (1981-2 C.B. 12) (as clarified in Revenue Ruling 82-55,
--------------------------------------                  --------------------
1982-1 C.B. 12) effectively deprived variable annuities funded by publicly
---------------
available mutual funds of their tax-benefited status. The Tax Reform Act of 1984 codified the prohibition against the use of publicly available mutual funds as an investment vehicle for variable contracts (including variable life contracts). Section 817(h) of the Internal Revenue Code of 1986 (the "Code"),
            ---------------------------------------------------
as amended, in effect requires that the investments made by variable annuity and variable life insurance separate accounts be "adequately diversified." If a separate account is organized as a UIT that invests in a single fund or series, the diversification test will be applied at the underlying fund level, rather than at the separate account level, but only if "all of the beneficial interests" in the underlying fund "are held by one or more insurance companies (or affiliated companies) in their general account or in segregated asset accounts ...." Accordingly, a UIT separate account that invests solely in a publicly available mutual fund will not be adequately diversified. In addition, any underlying mutual fund, including any Portfolio, that sells shares to separate accounts, in effect, would be precluded from also selling its shares to the public. Consequently, there will be no public Shareholders in any Portfolio.

  *9 22. Shared funding by unaffiliated insurance companies does not present any issues that do not already exist where a single insurance company is licensed to do business in several or all states. A particular state insurance regulatory body could require action that is inconsistent with the requirements of other states in which the insurance company offers its policies. The fact that different Participating Insurance Companies may be domiciled in different states does not create a significantly different or enlarged problem.

  23. Shared funding by unaffiliated Participating Insurance Companies, in this respect, is no different than the use of the same investment company as the funding vehicle for affiliated Participating Insurance Companies, which Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act permit under various circumstances. Affiliated Participating Insurance Companies may be domiciled in different states and be subject to differing state law requirements. Affiliation does not reduce the potential, if any exists, for differences in state regulatory requirements. In any event, the conditions set forth below are designed to safeguard against, and provide procedures for resolving, any adverse effects that differences among state regulatory requirements may produce. If a particular state insurance regulator's decision conflicts with the majority of other state regulators, then the affected Participating

Insurance Company will be required to withdraw its Separate Account investments in the affected Funds. This requirement will be provided for in agreements that will be entered into by Participating Insurance Companies with respect to their participation in the relevant Portfolio.

  24. Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act give an insurance company the right to disregard contract owners' voting instructions. This right does not raise any issues different from those raised by the authority of state insurance administrators over separate accounts. Under Rules 6e-2(b)(15) and 6e-3(T)(b)(15), an insurer can disregard contract owner voting instructions only with respect to certain specified items. Affiliation does not eliminate the potential, if any exists, for divergent judgments as to the advisability or legality of a change in investment policies, principal underwriter, or investment adviser initiated by contract owners. The potential for disagreement is limited by the requirements in Rules 6e-2 and 6e-3(T) under the 1940 Act that the insurance company's disregard of voting instructions be reasonable and based on specific good faith determinations.

  25. A particular Participating Insurance Company's disregard of voting instructions, nevertheless, could conflict with the majority of contract owners' voting instructions. The Participating Insurance Company's action possibly could be different than the determination of all or some of the other Participating Insurance Companies (including affiliated insurance companies) that the voting instructions of contract owners should prevail, and either could preclude a majority vote approving the change or could represent a minority view. If the Participating Insurance Company's judgment represents a minority position or would preclude a majority vote, then the Participating Insurance Company may be required, at the affected Fund's election, to withdraw its Separate Account's investment in such Portfolio. No charge or penalty will be imposed as a result of such withdrawal. This requirement will be provided for in the agreements entered into with respect to participation by the Participating Insurance Companies in each Portfolio.

  *10 26. Each Portfolio will be managed to attempt to achieve the investment objective or objectives of such Portfolio, and not to favor or disfavor any particular Participating Insurance Company or type of insurance product. There is no reason to believe that different features of various types of contracts, including the "minimum death benefit" guarantee under certain Variable Contracts, will lead to different investment policies for different types of Variable Contracts. To the extent that the degree of risk may differ as between variable annuity contracts and variable life insurance policies, differing insurance charges imposed may well, in effect, adjust any such differences and serve to equalize the insurance company's exposure in either case.

  27. Applicants do not believe that the sale of the shares of the Portfolios to Qualified Plans, the Manager or General Accounts will increase the potential for material irreconcilable conflicts of interest between or among different types of investors. In particular, Applicants see very little potential for such conflicts beyond those that would otherwise exist between variable annuity and variable life insurance contract owners. Moreover, in considering the appropriateness of the requested relief, Applicants have analyzed the following issues to assure themselves that there were either no conflicts of interest or that there existed the ability by the affected parties to resolve the issues without harm to the contract owners in the Separate Accounts or to the participants under the Qualified Plans.

  28. Applicants considered whether there are any issues raised under the Code, or Treasury Regulations or Revenue Rulings thereunder, if Qualified Plans, the Manager, General Accounts, variable annuity separate accounts and/or variable life insurance separate accounts all invest in the same underlying fund. As noted above, Section 817(h) of the Code imposes certain
                                 --------------
diversification standards on the underlying assets of variable annuities and variable life insurance contracts held in an underlying mutual fund. The Code provides that a variable contract will not be treated as an annuity contract or as life insurance, as applicable, for any period (and any subsequent period) for which the investments are not, in accordance with Treasury Regulations, adequately diversified.

  29. Treasury Regulations issued under Section 817(h) provide that, in order
                                        --------------
to meet the statutory diversification requirements, all of the beneficial interests in the investment company must be held by the segregated asset accounts of one or more insurance companies. However, Treasury Regulation
                                                      -------------------
Section 1.817-5(f)(3) specifically permits, among other things, "qualified
---------------------
pension or retirement plans," "the general account of a life insurance company," "the manager ... of an investment company" and separate accounts to share the same underlying management investment company. For this reason, Applicants have concluded that neither the Code, nor Treasury Regulations or Revenue Rulings thereunder, present any inherent conflicts of interest if Separate Accounts, Qualified Plans, the Manager and General Accounts all invest in the same underlying fund.

  *11 30. Applicants note that, while there are differences in the manner in which distributions from Variable Contracts and Qualified Plans are taxed, these differences will have no impact on the Funds. When distributions are to be made, and a Separate Account or Qualified Plan is unable to net purchase payments to make distributions, the Separate Account or Qualified Plan will redeem shares of the relevant Portfolio at their respective net asset values in conformity with Rule 22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Participating Insurance Company then will make distributions in accordance with the terms of its Variable Contract, and a Qualified Plan then will make distributions in accordance with the terms of the Qualified Plan.

  31. In connection with any meeting of shareholders, the soliciting Fund will inform each shareholder, including each Separate Account, Qualified Plan, Manager and General Account, of information necessary for the meeting, including their respective share of ownership in the relevant Portfolio. Each Participating Insurance Company then will solicit voting instructions in accordance with Rules 6e-2 and 6e-3(T), as applicable, and its agreement with the Portfolio concerning participation in the relevant Portfolio. Shares of a Portfolio that are held by the Manager and any General Account will be voted in the same proportion as all Variable Contract owners having voting rights with respect to that Portfolio. However, the Manager and any General Account will vote their shares in such a manner as the Commission may require. Shares held by Qualified Plans will be voted in accordance with applicable law. The voting rights provided to Qualified Plans with respect to shares of a Portfolio would be no different from the voting rights that are provided to Qualified Plans with respect to shares of funds sold to the general public. Furthermore, if a material irreconcilable conflict arises because of a Qualified Plan's decision to disregard Qualified Plan participant voting instructions, if applicable, and that decision represents a minority position or would preclude a majority vote, the Qualified Plan may be required, at the election of the affected Fund, to withdraw its investment in such Portfolio, and no charge or penalty will be imposed as a result of such withdrawal.

  32. Applicants reviewed whether a "senior security," as such term is defined under Section 18(g) of the 1940 Act, is created with respect to any Variable Contract owner as opposed to a participant under a Qualified Plan, the Manger or a General Account. Applicants concluded that the ability of the Funds to sell their Portfolios directly to Qualified Plans, the Manager or General Accounts does not create a "senior security." "Senior security" is defined under Section 18(g) of the 1940 Act to include "any stock of a class having priority over any other class as to distribution of assets or payment of dividends." As noted above, regardless of the rights and benefits of participants under Qualified Plans or contract owners under Variable Contracts, Qualified Plans, the Manager, General Accounts and the Separate Accounts only have rights with respect to their respective shares of the

Portfolio. They only can redeem such shares at net asset value. No shareholder of a Portfolio has any preference over any other shareholder with respect to distribution of assets or payment of dividends.

  *12 33. Applicants also considered whether there are any conflicts between contract owners of the Separate Accounts and the participants under the Qualified Plans, the Manager and the General Accounts with respect to the state insurance commissioners' veto powers over investment objectives. Although the interests and opinions of shareholders may differ, this does not mean that inherent conflicts of interest exist between or among such shareholders. State insurance commissioners have been given certain veto powers in recognition of the fact that insurance companies usually cannot simply redeem their separate accounts out of one fund and invest in another. Generally, time-consuming, complex transactions must be undertaken to accomplish such redemptions or transfers. Conversely, the trustees of Qualified Plans or the participants in participant-directed Qualified Plans, the Manager and General Accounts can make decisions quickly, redeem their interests in the Portfolios and reinvest in another funding vehicle without the same regulatory impediments faced by the Separate Accounts or, as in the case with most Qualified Plans, even hold cash pending suitable investments. Based on the foregoing, issues where the interests of contract owners and the interests of Qualified Plans, the Manager and General Accounts are in conflict can be almost immediately resolved since the trustees (or participants in) the Qualified Plans, the Manager and the General Accounts can, on their own, redeem shares out of the Portfolios.

  34. Applicants do not see any greater potential for material irreconcilable conflicts arising between the interests of participants in Qualified Plans, General Accounts and contract owners of the Separate Accounts from future changes in the federal tax laws than that which already exists between variable annuity contract owners and variable life insurance contract owners.

  35. Applicants assert that permitting a Portfolio to sell its shares to the Manager in compliance with Treasury Regulation Section 1.817-5 will enhance
                           -----------------------------------
Portfolio management without raising significant concerns regarding material irreconcilable conflicts. Unlike the circumstances of many investment companies that serve as underlying investment media for variable insurance products, the Funds may be deemed to lack an insurance company "promoter" for purposes of Rule 14a-2 under the 1940 Act. Accordingly the Funds and any Portfolios thereunder that are established as new registrants may be subject to the requirements of Section 14(a) of the 1940 Act, which generally requires that an investment company have a net worth of $100,000 upon making a public offering of its shares. A potential source of the requisite initial capital is a Portfolio's Manager or a Participating Insurance Company. Given the conditions of Treasury Regulation Section 1.817-5(f)(3) and the harmony of
              -----------------------------------------
interest between a Portfolio, on the one hand, and its Manager or a Participating Insurance Company on the other, Applicants assert that little incentive for overreaching exists. Furthermore, permitting investments by the Manager or Participating Insurance Companies' General Accounts will permit the orderly and efficient creation and operation of the Funds or Portfolios thereof, and reduce the expense and uncertainty of using outside parties at the early stages of Portfolio operations.

  *13 36. Various factors have limited the number of insurance companies that offer variable annuity and variable life insurance contracts. Use of a Portfolio as a common investment vehicle for Variable Contracts, Qualified Plans and General Accounts would help reduce or eliminate these factors because Participating Insurance Companies, Qualified Plans and General Accounts will benefit not only from the investment and administrative expertise of AEFC, or any other investment manager to a Portfolio, but also from the cost efficiencies and investment flexibility afforded by a large pool of funds. Therefore, making the Funds available for MIXED and SHARED funding and permitting the purchase of Portfolio SHARES by Qualified Plans and General Accounts may encourage more insurance companies to offer variable contracts.

This should result in increased competition with respect to both variable contract design and pricing, which can be expected to result in more product variation and lower charges. Mixed and shared funding also may benefit Variable Contract owners by eliminating a significant portion of the costs of establishing and administering separate funds. Furthermore, granting the requested relief should result in an increased amount of assets available for investment by the Funds. This may benefit Variable Contract owners by promoting economies of scale, by reducing risk through greater diversification due to increased money in the Fund, or by making the addition of new Portfolios more feasible.

Applicant's Conditions:

  Applicants agree that the order granting the requested relief will be subject to the following conditions, which will apply to the AXP VP Funds as well as any Future Fund that relies on the requested order:

  1. A majority of the Board of Trustees or Board of Directors (the "Board") of each Fund will consist of persons who are not "interested persons" of the Fund, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder, and as modified by any applicable orders of the Commission ("Independent Board Members"), except that if this condition is not met by reason of the death, disqualification, or bona-fide resignation of any trustee or director, then the operation of this condition will be suspended: (a) for a period of 90 days if the vacancy or vacancies may be filled by the Board; (b) for a period of 150 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application or by future rule.

  2. Each Board will monitor each Fund for the existence of any material irreconcilable conflict among and between the interests of the contract owners of all Separate Accounts and participants of all Qualified Plans investing in such Fund, and determine what action, if any, should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners and trustees of the Qualified Plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners; or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

  *14 3. Participating Insurance Companies (on their own behalf, as well as by virtue of any investment of general account assets in a Portfolio), the Manager and any Qualified Plan that executes a participation agreement upon becoming an owner of 10 percent or more of the assets of any Portfolio (collectively, the "Participants") will report any potential or existing conflicts to the Board. The Participants will be responsible for assisting the Board in carrying out the Board's responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participating Insurance Company to inform the Board whenever contract owner voting instructions are disregarded, and, if pass-through voting is applicable, an obligation by each Qualified Plan to inform the Board whenever it has determined to disregard Qualified Plan participant voting instructions. The responsibility to report such information and conflicts, and to assist the Board, will be a contractual obligation of all Participating Insurance Companies under their participation agreements with the Funds, and these responsibilities will be carried out with a view only to the interests of the contract owners. The responsibility to report such information and conflicts, and to assist the Board, also will be contractual obligations of all Qualified Plans with participation agreements, and such agreements will provide that these responsibilities will be carried out with a view only to the interests of Qualified Plan participants.

  4. If it is determined by a majority of the Board, or a majority of the Independent Board Members, that a material irreconcilable conflict exists, then the relevant Participant will, at its expense and to the extent reasonably practicable (as determined by a majority of the Independent Board Members), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the relevant Portfolio and reinvesting such assets in a different investment vehicle including another Portfolio, if any or, in the case of Participating Insurance Company Participants, submitting the question as to whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the Participating Insurance Company may be required, at the election of a Fund, to withdraw such Participating Insurance Company's Separate Account's investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. If a material irreconcilable conflict arises because of a Qualified Plan's decision to disregard Qualified Plan participant voting instructions, if applicable, and that decision represents a minority position or would preclude a majority vote, the Qualified Plan may be required, at the election of a Fund, to withdraw its investment in the Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a Board determination of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participants under their agreements governing participation in the Funds, and these responsibilities will be carried out, with a view only to the interests of contract owners and, as applicable, Qualified Plan participants.

  *15 For purposes of this Condition 4, a majority of the Independent Board Members will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but, in no event, will a Fund or the Manager, as relevant, be required to establish a new funding vehicle for any Variable Contract. No Participating Insurance Company will be required by this Condition 4 to establish a new funding vehicle for any Variable Contract if any offer to do so has been declined by vote of a majority of the contract owners materially and adversely affected by the material irreconcilable conflict. Further, no Qualified Plan will be required by this Condition 4 to establish a new funding vehicle for the Qualified Plan if: (a) a majority of the Qualified Plan participants materially or adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to documents governing the Qualified Plan, the Qualified Plan makes such decision without a Qualified Plan participant vote.

  5. The Board's determination of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participants.

  6. As to Variable Contracts issued by Separate Accounts registered under the 1940 Act, Participating Insurance Companies will provide pass-through voting privileges to all Variable Contract owners as required by the 1940 Act as interpreted by the Commission. However, as to Variable Contracts issued by unregistered Separate Accounts, pass-through voting privileges will be extended to contract owners to the extent granted by the issuing insurance company. Accordingly, such Participants, where applicable, will vote shares of the applicable Portfolio held in their Separate Accounts in a manner consistent with voting instructions timely received from Variable Contract owners. Participating Insurance Companies will be responsible for assuring that each Separate Account investing in a Portfolio calculates voting privileges in a manner consistent with other Participants.

  The obligation to calculate voting privileges as provided in the Application will be a contractual obligation of all Participating Insurance Companies under their agreements with the Funds governing participation in a Portfolio. Each Participating Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns through its Separate Accounts, in the same proportion as it votes those shares for which it has received voting instructions. Each Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

  7. As long as the 1940 Act requires pass-through voting privileges be provided to Variable Contract owners, the Manager and any General Account will vote its shares of any Portfolio in the same proportion as all Variable Contract owners having voting rights with respect to that Portfolio; provided, however, that the Manager or any insurance company General Account will vote its shares in such other manner as may be required by the Commission or its staff.

  *16 8. The Funds will comply with all provisions of the 1940 Act requiring voting by shareholders, which for these purposes, will be the persons having a voting interest in the shares of the respective Portfolios, and, in particular the Funds will either provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the AXP VP Funds are not the type of funds described in Section 16(c) of the 1940 Act), as well as with Section 16(a) of the 1940 Act and, if and when applicable,
Section 16(b) of the 1940 Act. Further, the Portfolios will act in accordance with the Commission's interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

  9. A Portfolio will make its shares available to the Separate Accounts and Qualified Plans at or about the same time it accepts any seed capital from the Manager or General Account of a Participating Insurance Company.

  10. The Funds will notify all Participants that Separate Account prospectus disclosure or Qualified Plan prospectuses or other Qualified Plan disclosure documents regarding potential risks of MIXED and SHARED funding may be appropriate. The Funds will disclose in their prospectuses that: (a) SHARES of the Portfolios may be offered to Separate Accounts of Variable Contracts and, if applicable, to Qualified Plans; (b) due to differences in tax treatment and other considerations, the interests of various contract owners participating in the Funds and the interests of Qualified Plans investing in the Funds, if applicable, may conflict; and (c) the Board will monitor events in order to identify the existence of any material irreconcilable conflicts and determine what action, if any, should be taken in response to any such conflict.

  11. If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act, or the rules promulgated thereunder, with respect to mixed or shared funding, on terms and conditions materially different from any exemptions granted in the order requested in the Application, then Funds and/or Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and Rule 6e-3(T) or Rule 6e-3, as such rules are applicable.

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  12. The Participants, at least annually, will submit to the Board such reports, materials, or data as the Board reasonably may request so that the directors or trustees of the Board may fully carry out the obligations imposed upon the Board by the conditions contained in the Application. Such reports, materials, and data will be submitted more frequently if deemed appropriate by the Board. The obligations of the Participants to provide these reports, materials, and data to the Board, when it so reasonably requests, will be a contractual obligation of all Participants under their agreements governing participation in the Portfolios.

  *17 13. All reports of potential or existing conflicts received by the Board, and all Board action with regard to determining the existence of a conflict, notifying Participants of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the Commission upon request.

  14. A Fund will not accept a purchase order from a Qualified Plan if such purchase would make the Qualified Plan shareholder an owner of 10 percent or more of the assets of such Portfolio unless the Qualified Plan executes an agreement with the Fund governing participation in such Portfolio that includes the conditions set forth herein to the extent applicable. A Qualified Plan or Qualified Plan Participant will execute an application containing an acknowledgement of this condition at the time of its initial purchase of shares of any Portfolio.

Conclusion:

  Applicants submit, based on the grounds summarized above, that the requested exemptions, in accordance with the standards of Section 6(c), are necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.

Margaret H. McFarland

Deputy Secretary

Release No. IC - 26468, 83 S.E.C. Docket 233, 2004 WL 1403151 (S.E.C.
Release No.)

END OF DOCUMENT

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